Exhibit 4.1

OFFICERS’ CERTIFICATE

PURSUANT TO SECTION 301 OF THE INDENTURE

4.625% SENIOR NOTES DUE 2021

We, the undersigned James T. McManus, II, Chairman, President and Chief Executive Officer, and Charles W. Porter, Jr., Vice President, Chief Financial Officer and Treasurer, of Energen Corporation, an Alabama corporation (the “Company”), in accordance with Section 301 of the Indenture, dated as of September 1, 1996 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”), and pursuant to the Board Resolution adopted by the Company’s Board of Directors on June 18, 2011, do hereby establish a series of debt securities with the following terms and characteristics (capitalized terms used and not defined herein have the meanings specified in the Indenture, and the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):

(a) the title of the securities of such series shall be “4.625% Senior Notes due 2021” (the “Notes”);

(b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be initially limited to $400,000,000, subject to the Company’s right, as provided in Section 303 of the Indenture, to issue and sell in the future, without the consent of the holders of the Notes, additional Notes on the same terms and conditions (other than the issuance date, offering date and, as applicable, the initial interest payment date) and with the same CUSIP number as the Notes then outstanding, and such additional notes shall be deemed to be part of the same series as the Notes and will vote together with all other notes of such series for purposes of amendments, waivers and all other matters with respect to such series;

(c) except as otherwise provided in the form of Note attached hereto with respect to payment at the Stated Maturity Date (as hereinafter defined) or any redemption or acceleration thereof, interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as hereinafter defined) for such interest; any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

(d) the principal of the Notes shall be due and payable on September 1, 2021 (the “Stated Maturity Date”), unless redeemed, purchased by the Company or otherwise repaid prior to the Stated Maturity Date as provided herein;

(e) the Notes shall bear interest at a fixed rate of 4.625% per year; interest shall accrue on any Note from the Original Issue Date specified in such Note or the most recent date to which interest has been paid or duly provided for, or, if the authentication date of any Note is after any Regular Record Date but before the next succeeding Interest Payment Date (as defined below), from the next succeeding Interest Payment Date; the Interest Payment Dates for the Notes shall be on March 1 and September 1 of each year (each, an “Interest Payment Date”), with an Initial Interest Payment Date of March 1, 2012 and the Regular Record Dates with respect to the Interest Payment Dates shall be the close of business on February 15 or August 15 immediately preceding the respective interest payment date (whether or not a Business Day); and interest shall be calculated on the basis of a 360-day year of twelve 30-day months;

(f) the corporate trust office of The Bank of New York Mellon Trust Company, N.A. in the City of Jacksonville, State of Florida shall be the office or agency of the Company at which the principal of, and premium, if any, and interest on, the Notes shall be payable, at which Notes may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company with respect to the Notes and the Indenture may be served;

(g) the Notes shall be redeemable at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days prior written notice. Prior to June 1, 2021, the Redemption Price shall be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of Notes being redeemed to the Redemption Date OR (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Note) plus 30 basis points, as determined by the Independent Investment Bank (as defined in the Note) plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

At any time on or after June 1, 2021, the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of this provision, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Bank” means one of the Reference Treasury Dealers selected by us.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Treasury securities dealer (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Independent Investment Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(h) Upon the occurrence of a Change of Control Triggering Event (defined below), unless the Company has exercised its right to redeem the Notes under paragraph (g) above, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occured, or at the Company’s option, prior to any Change of Control (defined below) but after the public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, stating:

(1)	that a Change of Control Triggering Event has occurred, and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to the Change of Control Payment; OR

(2)	that a Change of Control is pending, and that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date (defined below); and

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

(4)	the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased, including surrender of the Holder’s Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note, to the Trustee at the address specified in the notice, or transfer of the Holder’s Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date; and

(5)	if mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

provided, however, that the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender of the Holder’s Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note, to the Trustee at the address specified in the notice, or transfer of the Holder’s Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)	accept for payment all Notes or portions thereof (in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000) properly tendered and not withdrawn under the Change of Control Offer;

(2)	deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted (other than those Notes which have been transferred to the Trustee by book-entry transfer) together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company.

The Trustee shall promptly mail or otherwise deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

For purposes of this paragraph (h), the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than to the Company or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by one of the two Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). If neither of the two Rating Agencies is providing a rating for the Notes at the commencement of any Trigger Period, the Notes will also be deemed to have ceased to be rated Investment Grade by at least one of the two Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1)	was a member of such board of directors on the date of initial issuance of the Notes; or

(2)	was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person,” solely for purposes of determining whether a Change of Control has occurred, shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization or any government or any political subdivision, instrumentality or agency thereof or other entity.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s and S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee under the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

(i) the Notes shall be issued in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000;

(j) the Notes shall be issued in global form (the “Global Notes”) and the depositary for the Global Notes shall be The Depository Trust Company; interests in the Global Notes may not be exchanged, in whole or in part, for the individual securities represented thereby, except that if (l) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for the Notes or has ceased to be qualified to act as such or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (2) the Company, in its sole discretion, determines at any time that the Notes will no longer be represented by the Global Notes, or (3) there shall have occurred and be continuing an Event of Default with respect to the Notes, then the Company will issue individual certificated Notes in exchange for the Global Notes; so long as the depositary, or its nominee, is the registered owner of the Global Notes, such depositary or nominee, as the case may be, will be considered the owner of such Global Notes for all purposes under the Indenture and owners of beneficial interests in such Global Notes will not be considered the Holders thereof for any purpose under the Indenture; no Global Note representing the Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee; if the Company issues individual certificated Notes in exchange for the Global Notes, each reference to $2,000 in this certificate, the form of Note and the Notes shall be replaced with $1,000;

(k) not applicable;

(l) not applicable;

(m) not applicable;

(n) not applicable;

(o) not applicable;

(p) not applicable;

(q) not applicable;

(r) not applicable;

(s) no service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange;

(t) if any Interest Payment Date, any Redemption Date, Change of Control Payment Date or the Stated Maturity Date shall not be a Business Day, payment of amounts due on such date may be made on the next succeeding Business Day, and if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date or the Stated Maturity Date, as the case may be, to such Business Day;

(u) the Note issued in Global form shall be in substantially the form attached hereto as Exhibit A, which form is hereby authorized and approved and shall have such further terms as set forth in such form.

[Signatures are on the following page.]

IN WITNESS WHEREOF, we have hereunto signed our names this 5th day of August, 2011.

/s/ James T. McManus, II
James T. McManus, II Chairman, President and Chief Executive Officer

/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer

[FORM OF 4.625% SENIOR NOTE DUE 2021]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Unless and until this Note is exchanged in whole or in part for certificated Notes registered in the names of the various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

This Note may be exchanged for certificated Notes registered in the names of the various beneficial owners hereof only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for this Note or has ceased to be qualified to act as such or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (b) the Company, in its sole discretion, elects to issue certificated Notes to beneficial owners (as certified by the Company to the Depositary or a successor depositary) of all 4.625% Senior Notes due 2021 (the “Notes”), or (c) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No. __

CUSIP No. 29265N AS7

ISIN No. US29265NAS71

ENERGEN CORPORATION

4.625% Senior Notes due 2021

Principal Amount:	$

Regular Record Date:	February 15 and August 15

Original Issue Date:	August 5, 2011

Stated Maturity Date:	September 1, 2021

Interest Payment Date:	March 1 and September 1, beginning March 1, 2012

Interest Rate:	4.625% per annum

Authorized Denominations:	$2,000 or any amount in excess thereof that is an integral multiple of $1,000

Energen Corporation, a corporation duly organized and existing under the laws of the State of Alabama (herein called the “Company”, which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                      Dollars ($                    ) on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing March 1, 2012, or, if the authentication date of any Note is after any Regular Record Date but before the next succeeding Interest Payment Date, from the next succeeding Interest Payment Date, at the Interest Rate per annum specified above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. No interest shall accrue on the Stated Maturity Date, so long as the principal amount of this Note is paid on the Stated Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or, if applicable, on a

Redemption Date or upon acceleration) shall, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (as specified above) next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity Date or, if applicable, on any Redemption Date or upon acceleration, shall be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of the Note on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on this Note shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, any Redemption Date, any Change of Control Payment Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Note on such date may be made on the next succeeding Business Day, and if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date or the Stated Maturity Date, as the case may be, to such Business Day. A “Business Day” shall mean any day other than a Saturday, a Sunday, a day on which banking institutions and trust companies in the city in which is located any principal office or agency maintained for the payment of principal of or interest on this Note are authorized or required by law, regulation or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of, premium, if any, and interest on, this Note at the Stated Maturity Date or earlier redemption or purchase by the Company shall be paid by wire transfer in immediately available funds (except that payment on certificated Notes shall be paid by check except in certain circumstances) upon surrender of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on, this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER

PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

ENERGEN CORPORATION

By:
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer

By:
James T. McManus, II
Chairman of the Board, President and Chief Executive Officer

[Seal of ENERGEN CORPORATION appears here]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Company issued and issuable in one or more series under an Indenture, dated as of September 1, 1996 (such Indenture, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated on the face hereof as 4.625% Senior Notes due 2021 in the aggregate principal amount of $400,000,000. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note, at the Company’s option, in whole at any time or in part from time to time. Prior to June 1, 2021 the Redemption Price shall be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date OR (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, as determined by the Independent Investment Bank (as defined below), plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to the Redemption Date.

At any time on or after June 1, 2021, the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to the Redemption Date.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions of such Notes. In no event shall notes of a principal amount of $2,000 or less be redeemed in part. Notice of redemption shall be given by mail to Holders of the Notes to be redeemed, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of, premium, if any, and interest on, the

Notes on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem the Notes. In the event that less than all of the Notes are to be redeemed at any time, such notice of redemption shall state the portion of the principal amount of Notes to be redeemed.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Triggering Event (defined below), unless the Company has exercised its right to redeem the Notes as described above, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occured, or at the Company’s option, prior to any Change of Control (defined below) but after the public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, stating:

(1)	that a Change of Control Triggering Event has occurred, and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to the Change of Control Payment; OR

(2)	that a Change of Control is pending, and that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date (defined below); and

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

(4)	the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased, including surrender of the Holder’s Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of this Note, to the Trustee at the address specified in the notice, or transfer of the Holder’s Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date; and

(5)	if mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

provided, however, that the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender of the Holder’s Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note, to the Trustee at the address specified in the notice, or transfer of the Holder’s Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)	accept for payment all Notes or portions thereof (in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000) properly tendered and not withdrawn under the Change of Control Offer;

(2)	deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted (other than those Notes which have been transferred to the Trustee by book-entry transfer) together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company.

The Trustee shall promptly mail or otherwise deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name this Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

As used in the Notes, the following terms shall have the following respective meanings:

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than to the Company or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by one of the two Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). If neither of the two Rating Agencies is providing a rating for the Notes at the commencement of any Trigger Period, the Notes will also be deemed to have ceased to be rated Investment Grade by at least one of the two Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the date of initial issuance of the Notes; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Independent Investment Bank” means one of the Reference Treasury Dealers selected by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person,” solely for purposes of determining whether a Change of Control has occurred, shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization or any government or any political subdivision, instrumentality or agency thereof or other entity.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s and S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee under the Indenture.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Treasury securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Independent Investment Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, or of one or more series, on behalf of the Holders of all Securities affected thereby, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, in the coin or currency, and in the manner, prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the offices of The Bank of New York Mellon Trust Company, N.A., Jacksonville, Florida or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like tenor and aggregate principal amount of Notes of the same series, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency designated by the Company from time to time.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of Notes. The Company shall not be required to (a) issue, register the transfer of or exchange the Notes during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for redemption or (b) issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Notes are issuable only in registered form, without coupons, in denominations of $2,000, and any amount in excess thereof that is an integral multiple of $1,000.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or

other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of ENERGEN CORPORATION and does hereby irrevocably constitute and appoint                                                      , Attorney, to transfer said Note on the books of the above-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the Change of Control provisions on this Note, check the box:

Change of Control  ☐

If you want to elect to have only a part of this Note purchased by the Company pursuant to the Change of Control provisions on this Note, state the amount ($2,000 and integral multiples of $1,000 in excess thereof):

$

Date:                                      Your signature:

(Sign exactly as your name appears on the other side of the Note)

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee